Exhibit 8

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Robert E. Sjogren his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended, with respect to Bridge Capital Holdings and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Date:  May 29, 2009

/s/ Edward J. Carpenter
Edward J. Carpenter